Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 2 TO THE DEVELOPMENT AND LICENSE AGREEMENT DATED

JUNE 21, 2008 BETWEEN NOVO NORDISK A/S AND EMISPHERE TECHNOLOGIES, INC.

This Amendment No. 2 (“Amendment No. 2”), effective as of April 26, 2013 (the “Amendment Effective Date”) to the Development and License Agreement, executed on June 21, 2008 (the “Original Agreement”), as amended by the Amendment to the Development and License Agreement, effective as of November 13, 2008 (“Amendment No. 1”) and the Side Letter to the Development and License Agreement, dated March 9, 2009 (the “Side Letter” and, collectively with the Original Agreement and Amendment No.1, the “Agreement”), between Emisphere Technologies Inc. (“Emisphere”), and NOVO NORDISK A/S (“Novo Nordisk”). Emisphere and Novo Nordisk each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, pursuant to Section 14.1 (last sentence) of the Original Agreement, the Parties may modify or supplement the Original Agreement in a writing signed by the Parties to the Original Agreement; and

WHEREAS, the Parties wish to modify certain provisions of the Agreement in relation to the fees and payments as well as royalties as set forth in this Amendment No. 2.

NOW, THEREFORE the Parties agree as follows:

1.	Milestone Prepayments.

a.	Within ten (10) calendar days following the Amendment Effective Date, Novo Nordisk shall pay to Emisphere US$10,000,000 (Ten Million Dollars), as a prepayment of the following two D&C Event milestones set forth in Section 3.2 of the Agreement under the table entitled “D&C Event of a Single Licensed Product(s)”:

i.	the milestone due upon the First Patient Dosing in Phase 2 Clinical Trial with a Licensed Product ($5,000,000), and

ii.	the milestone due upon the First Patient Dosing in Phase 3 Clinical Trial with a Licensed Product ($5,000,000).

b.	The payment pursuant to Section 1(a) shall be made irrespective of whether either of such milestones is ever achieved by Novo Nordisk, its Affiliates or any of their respective sublicensees. For the avoidance of doubt, if Novo Nordisk subsequently achieves either of the two prepaid milestones described in Section 1(a) above, Novo Nordisk shall not owe to Emisphere any monies in respect of the achievement of such milestones under the Agreement. All payments made to Emisphere pursuant to Section 1(a) are non-refundable and may not be credited against or used to otherwise off-set any other payments payable by Novo Nordisk to Emisphere under the Agreement.

c.	For the avoidance of doubt, in the event that Regulatory Approval of a [*****] Licensed Product(s) is obtained and Novo Nordisk is developing a [*****] Licensed Product(s), then for each D&C Event (including the first patient dosing in a Phase 2 or Phase 3 clinical trial) for such [*****] Licensed Product(s), Novo Nordisk shall pay Emisphere [*****] of each such D&C Event payment.

d.	The payments pursuant to Section 1(a) above shall be made by wire transfer of immediately available funds from Novo Nordisk to the following account of Emisphere:

PNC Bank

650 US Highway 9 South

Freehold NJ 07728

ABA #: #########

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Account number: ##########

PNC Contact: Thomas Brucato

Account Name: Emisphere Technologies, Inc.

Phone: (732) 431-8847

Fax: (732) 431-8784

Emisphere Contact: Fred Van Dyk

Phone: (973) 532-8017

2.	Amendment to Royalty Rate.

a.	Section 3.5(a) of the Agreement shall be amended and restated in its entirety as follows: “For any Licensed Product Covered by an Issued Patent Claim of Licensed Patents or of Formulation Intellectual Property or Option Agreement Formulation Intellectual Property, Novo Nordisk shall pay to Emisphere a royalty of [*****] on all the Net Sales of such Licensed Product(s)”.

b.	All references in the Agreement to “royalty rates” in plural form it shall be read and interpreted as “royalty rate” in singular form, including, but not limited to, Sections 3.5(b) and 3.5(c) of the Agreement.

3.	All capitalized terms used and not defined in this Amendment No. 2 shall have the meaning as set out in the Agreement.

4.	This Amendment No. 2 shall be governed by the laws of the State of New York, USA, without regard to the choice of law provisions.

5.	Except as modified by this Amendment No. 2, the terms of the Agreement shall continue in full force and effect without modification.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment No. 2 to be duly executed in the name of and on its behalf, as of the Amendment Effective Date.

For and on behalf of		For and on behalf of
Novo Nordisk A/S:		Emisphere Technologies Inc.:

/s/ Peter Kurtzhals		/s/ Alan L. Rubino
Name:	Peter Kurtzhals	Name:	Alan L. Rubino
Title:	Senior Vice President	Title:	President and Chief Executive Officer
Date:	April 18, 2013	Date:	April 26, 2013

/s/ Michael R. Garone
		Name:	M.R. Garone
		Title:	Chief Financial Officer
		Date:	April 26, 2013

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